UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 24, 2009

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-1.1
EX-5.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On June 24, 2009, PetroQuest Energy, Inc. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., on behalf of the several underwriters, for the public offering of 10,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). On June 25, 2009, the underwriters exercised their over-allotment option to acquire an additional 1,500,000 shares of the Common Stock. After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects to realize net proceeds of approximately $37,736,250.
     The shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-131955), and the offering was made pursuant to a prospectus dated April 12, 2007, as supplemented by a prospectus supplement dated June 23, 2009, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The closing of the offering is scheduled for June 30, 2009.
     The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K, and is incorporated herein by reference.
Item 8.01. Other Events.
     On June 24, 2009, the Company issued a press release announcing that it had priced its previously announced public offering of 10,000,000 shares of Common Stock, and an additional 1,500,000 shares of Common Stock to cover any over-allotments, at $3.50 per share. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated June 24, 2009, between PetroQuest Energy, Inc. and J.P. Morgan Securities Inc., as representative of the several underwriters.

5.1	Opinion of Porter & Hedges, L.L.P.

23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 hereto)

99.1	Press Release dated June 24, 2009.
[Signature page follows]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 26, 2009

PETROQUEST ENERGY, INC.
/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary